UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 24, 2012

Evans Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-18539	161332767
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14 North Main Street, Angola, New York		14006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	716-926-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Board of Directors meeting for Evans Bancorp, Inc. ("the Company") on January 24, 2011, Philip Brothman announced that he will not seek re-election as Chairman of the Board of the Company and its wholly-owned subsidiary Evans Bank ("the Bank") after the Company’s Annual Meeting of Shareholders in April 2012. Mr. Brothman, who has served on the Board since 1976, will continue as a director of the Company and the Bank. He has served as Chairman of the Board since January 2001, and over his tenure was a member on each of the Board’s committees. He is of counsel to the law firm of Harris Beach, PLLC.

The Company expects that John R. O’Brien, Vice Chairman, will succeed Mr. Brothman as Chairman of the Board of Directors of Evans Bancorp and Evans Bank at the April 2012 Annual Meeting of Shareholders. Mr. O’Brien has served on the Board of Directors since 2003 and is Chairman of the Audit Committee and a member of the Human Resource and Compensation, Nominating, and Executive Loan Committees. Mr. O’Brien, a retired Certified Public Accountant, served as the Executive Director of Financial Administration for the Roman Catholic Diocese of Buffalo, New York. Prior to his role with the Diocese of Buffalo, Mr. O’Brien was an audit partner at KPMG LLP, a national accounting and consulting firm.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evans Bancorp, Inc.

January 26, 2012	By:	/s/David J. Nasca

Name: David J. Nasca
Title: President & C.E.O.